UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 8, 2015

Boyd Gaming Corporation

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-12882	88-0242733
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3883 Howard Hughes Parkway, Ninth Floor

Las Vegas, Nevada 89169

(Address of Principal Executive Offices, Including Zip Code)

(702) 792-7200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04. Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As previously disclosed, on May 7, 2015 Boyd Gaming Corporation (the “Company”) sent a notice of redemption to the trustee for the 9.125% senior notes due 2018 (CUSIP No. 103304 BG5) (the “2018 Notes”) to conditionally call for redemption on June 8, 2015 (the “Redemption Date”) all of the 2018 Notes then outstanding.

The condition to the redemption has been satisfied, and on June 8, 2015, the Company redeemed approximately $36.4 million aggregate principal amount of the 2018 Notes (the “Remaining 2018 Notes”), which represented the total aggregate amount of the 2018 Notes not accepted for purchase pursuant to the tender offer described in Item 8.01 hereto.

The Remaining 2018 Notes were redeemed at a redemption price of 104.563% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest (as defined in the indenture for the 2018 Notes), if any, to the Redemption Date. Pursuant to the terms of the indenture for the 2018 Notes, interest on the Remaining 2018 Notes ceased to accrue on the Redemption Date and the only remaining right of the holders of the Remaining 2018 Notes is to receive payment of the redemption price, including accrued and unpaid interest and Additional Interest, if any, to the Redemption Date, upon surrender of the Remaining 2018 Notes to the trustee.

Item 8.01. Other Events.

On June 5, 2015, the Company issued a press release announcing the expiration and final results of the tender offer and consent solicitation for its outstanding 2018 Notes. The Company stated that, pursuant to the terms of the tender offer, holders of approximately $463.6 million aggregate principal amount of the 2018 Notes (representing 92.7% of the 2018 Notes outstanding immediately before the commencement of the tender offer) have validly tendered their 2018 Notes prior to 5:00 p.m., New York City time, on June 5, 2015. The Company also announced that all of the 2018 Notes that were validly tendered were accepted for purchase by the Company. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

As described under Item 2.04 hereto, on June 8, 2015, all 2018 Notes that were not tendered and accepted for purchase pursuant to the terms of the tender offer were redeemed.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release, dated June 5, 2015, announcing the expiration and final results of the tender offer for the Company’s 9.125% senior notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 8, 2015	Boyd Gaming Corporation

/s/ Anthony D. McDuffie
Anthony D. McDuffie Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated June 5, 2015, announcing the expiration and final results of the tender offer for the Company’s 9.125% senior notes.